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                                                                    EXHIBIT 10.3

                               CROWN CRAFTS, INC.
                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT, made and entered into this 23rd day of July, 2001 (the "Grant Date") by and between CROWN CRAFTS, INC., a Georgia corporation (the "Company"), and _______________________ (the "Grantee");

                                   WITNESSETH:

         WHEREAS, the CROWN CRAFTS, INC. RESTRICTED STOCK PLAN (the "Plan") has been adopted by the Company; and

         WHEREAS, Article II of the Plan authorizes the Committee to cause the Company to enter into a written agreement with the Grantee setting forth the form and the amount of any Award and any conditions and restrictions of the award imposed by the Plan and the Committee; and

         WHEREAS, the Committee desires to make an award of Restricted Stock to the Grantee;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Grantee hereby agree as follows:

         1.       Terms of Award.

                  (a) The number of shares of Restricted Stock awarded under this Restricted Stock Agreement shall be _____________________________ (________) shares. Shares of Restricted
         Stock are shares of Stock granted under this Restricted Stock Agreement and are subject to the terms of this Agreement and the Plan.

                  (b) The "Restricted Period" is the period of time beginning on the Grant Date and ending on July 23, 2003.

         2. General Definitions. Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Restricted Stock Agreement, each of the following terms, when used herein, shall have the meaning set forth below:

                  (a) Cause. For purposes of this Agreement, a termination of employment is for "Cause" if the Grantee has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that the Grantee (i) intentionally and continually failed substantially to perform his or her reasonably assigned duties with the Company (other than a failure resulting from the Grantee's incapacity due to physical or mental illness or from the Grantee's assignment of duties that would constitute Good Reason) which failure continued for a period of at least thirty (30) days after a written


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         notice of demand for substantial performance has been delivered to the
         Grantee specifying the manner in which the Grantee has failed substantially to perform, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that no termination of the Grantee's employment shall be for Cause as set forth in clause (ii) above until
         (x) there shall have been delivered to the Grantee a copy of a written notice setting forth that the Grantee was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Grantee shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Grantee's counsel if the Grantee so desires). No act, nor failure to act, on the Grantee's part, shall be considered "intentional" unless the Grantee has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Grantee's action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Company who is senior to Grantee, or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company. Any termination of the Grantee's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section 2(a).

                  (b) Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following:

                           (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, (1) Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) and (2) shares acquired by Bank of America, N.A., The Prudential Insurance Company of America and Wachovia Bank, N.A. pursuant to that certain Subordinated Note and Warrant Purchase Agreement dated as of July 23, 2001 shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (ii) The eight (8) individuals who are appointed or elected to the Board as set forth in the Section 3.13 of the Merger Agreement by and between Design Works Holding Company, Design Works Inc., Crown Crafts Designers, Inc. and


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                  Crown Crafts, Inc. (the "Incumbent Board"), cease for any
                  reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii)    Approval by shareholders of the Company of:

                                    (A)      A merger, consolidation or
                           reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                             (x)      the shareholders of the
                                    Company, immediately before such merger, consolidation or reorganization, own indirectly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                             (y)      the individuals who were
                                    members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                            (z)       no Person other than (i)
                                    the Company, (ii) any subsidiary of the
                                    Company, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary of the Company, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities), has Beneficial


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                                    Ownership of twenty percent (20%) or more of
                                    the combined voting power of the Surviving
                                    Corporation's then outstanding voting
                                    securities;

                           (B) A complete liquidation or dissolution of the Company; or

                           (C)      An agreement for the sale or other
                  disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (c) Code shall mean the Internal Revenue Code of 1986, as amended.

                  (d) Good Reason. For purposes of this Agreement, "Good Reason" shall mean a good faith determination by the Grantee, in the Grantee's sole and absolute judgment, that any one or more of the following events or conditions has occurred, without the Grantee's express written consent:

                           (i) The assignment to the Grantee of any duties inconsistent with the Grantee's position (including, without limitation, status, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by the Grantee;

                           (ii) A material reduction by the Company of the Grantee's base salary as the same may be increased from time to time, or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which the Grantee is covered which adversely affects the Grantee;

                           (iii) any failure to pay the Grantee any compensation
                  or benefits to which he or she is entitled within five (5) days of the date due;


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                           (iv) a failure to increase the Grantee's base salary
                  at least annually at a percentage of base salary no less than the average percentage increases (other than increases resulting solely from the Grantee's promotion) granted to the Grantee during the three (3) prior full fiscal years (or such less number of full fiscal years during which the Grantee was employed);

                           (v) the Company's requiring the Grantee to be based
                  anywhere other than within fifty (50) miles of the Grantee's job location, except for reasonably required travel on the Company's business which is not materially increased; provided, however, this provision does not apply if Grantee is the Chief Executive Officer of the Company;

                           (vi) without replacement by a plan providing benefits
                  to the Grantee substantially equivalent to or greater than those discontinued, the failure by the Company to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident disability, or any other employee benefit plan, program or arrangement, in which the Grantee participates, or the taking of any action by the Company that would adversely affect the Grantee's participation or materially reduce the Grantee's benefits under any of such plans;

                           (vii) the taking of any action by the Company that
                  would materially adversely affect the physical conditions in or under which the Grantee performs his employment duties, provided that the Company may take action with respect to such conditions so long as such conditions are at least commensurate with the conditions in or under which an officer of the Grantee's status would customarily perform his employment duties;

                           (viii) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy by the Company;

                           (ix) any purported termination of the Grantee's employment for Cause by the Company which does not comply with the terms of Section 2(a) hereof; or

                           (x) any breach by the Company of any material provision of the Grantee's Employment Agreement with the Company, if any.

                  The Grantee's right to terminate his employment pursuant to this Section 2(d) shall not be affected by his incapacity due to physical or mental illness.

                  (e) "Total Disability" means a disability of Grantee resulting in a complete inability to engage in the Grantee's regular occupation by reason of any physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as determined by a


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         licensed physician acceptable to the Committee and evidenced by a certificate to the Company; provided, however, Grantee shall have the right to obtain a second opinion from a licensed physician. If such second opinion differs from that of the physician selected by the Committee, a third licensed physician acceptable to both the Committee and the Grantee shall be consulted to render an opinion, which third opinion shall be final and binding on all parties hereto.

         3. Grant of Award. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee is hereby granted the number of shares of Restricted Stock set forth in Section 1.

         4. Dividends and Voting Rights. The Grantee shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that no dividends shall be payable to or for the benefit of the Grantee with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited the Restricted Stock. The Grantee shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Grantee if the Grantee was then vested in the shares; provided, however, that the Grantee shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited the Restricted Stock.

         5. Deposit of Shares of Restricted Stock. Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Grantee and shall be deposited in a bank designated by the Committee. The grant of Restricted Stock is conditioned upon the Grantee endorsing in blank a stock power for the Restricted Stock.

         6. Transfer and Forfeiture of Shares. If the Grantee's termination of employment does not occur during the Restricted Period, then, at the end of the Restricted Period, the Grantee shall become vested in the shares of Restricted Stock, and shall own the shares free of all restrictions otherwise imposed by this Agreement. The Grantee shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the end of the Restricted Period, as follows:

                  (a) The Grantee shall become fully vested in the shares of Restricted Stock upon the Company's termination of Grantee's employment other than for Cause,

                  (b) The Grantee shall become fully vested in the shares of Restricted Stock upon the Grantee's termination of employment with the Company for Good Reason;

                  (c) The Grantee shall become fully vested in the shares of Restricted Stock upon the Grantee's termination of employment with the Company because of the Grantee's death or Total Disability;


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                  (d)      The Grantee shall become fully vested in the shares
         of Restricted Stock upon the date of a Change in Control of the Company, if the Grantee does not terminate employment with the Company on or before the Change in Control.

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Grantee is vested in the shares. Except as otherwise provided in this paragraph 6, if the Grantee's termination of employment occurs prior to the end of the Restricted Period, the Participant shall forfeit the Restricted Stock as of the Grantee's termination of employment.

         7. Taxes and Withholding. Notwithstanding the foregoing, no shares of Stock will be issued unless the Grantee (or his or her representative as the case may be) satisfies the applicable withholding obligations. The Committee, in its sole discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Grantee, through the surrender of shares of Stock which the Grantee already owns, or through the surrender of shares of Stock to which the Grantee is otherwise entitled under the Plan.

         In the event Grantee elects income tax treatment for this Award under
Section 83(b) of the Code, the Company shall loan Grantee the amount of such additional income tax incurred by Grantee, with no interest, to be repaid over a three (3) year time period, or such shorter time period as mutually agreeable to the Company and Grantee, through biweekly payroll deductions. In connection with such loan, Grantee shall execute any such notes or loan documents as required by the Company in its discretion.

         8. Holder's Exercise Subject to Compliance with Securities Laws. Notwithstanding the grant of this Award, in whole or in part, in accordance with all other provisions of this Award, the Company shall have no obligation to issue Stock pursuant thereto unless and until the Grantee furnishes the Company an agreement (in such form as the Committee may specify) in which the Grantee (or any person acting on his behalf) represents that the Stock acquired by him is being acquired for investment and not with a view to the sale or distribution thereof, or such other representations as may be required by the Committee in accordance with the advice of legal counsel, unless the Committee shall have received advice from legal counsel that such representation is not required.

         9. Heirs and Successors. This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Grantee or benefits distributable to the Grantee under this Agreement have not been exercised or distributed, respectively, at the time of the Grantee's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary(ies) designated by the Grantee in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Grantee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the


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Grantee, any rights that would have been exercisable by the Grantee and any benefits distributable to the Grantee shall be exercised by or distributed to the legal representative of the estate of the Grantee. If a deceased Grantee designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         10. No Right to Continued Employment. This Award does not confer upon the Grantee the right to continued employment with the Company or any affiliate, nor shall it interfere with the right of the Company or any affiliate to terminate his or her employment at any time.

         11.      Miscellaneous.

                  (a) This Award has been issued pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the provisions of the Plan shall govern.

                  (b) This Agreement shall be governed by the laws of the State of Georgia.

                  (c) This Agreement may be amended by written Agreement of the Grantee and the Company, without the consent of any other person.

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Agreement as of the day and year first above written.

                                    CROWN CRAFTS, INC.

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    GRANTEE:

                                    --------------------------------------------


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